Exhibit 99.1

UDF Resolves SEC Investigation

GRAPEVINE, Texas, July 3, 2018 - United Development Funding III, L.P. and United Development Funding IV (OTC:UDFI) (collectively “UDF” or the “Companies”) announce their settlement with the Securities and Exchange Commission (“SEC”) of all outstanding issues and the complete resolution of the SEC’s investigation. As previously disclosed by UDF, the SEC had been conducting an investigation since April 2014, which was followed by “Wells Notices” from the staff of the SEC in September 2016.

The settlement includes the filing of a complaint by the SEC and a consent judgment. Under the consent judgment, the Companies and certain individuals (the “Individuals”) associated with the Companies consent to the entry of orders enjoining them from future violations of certain provisions of the federal securities laws, and the Individuals are also subject to disgorgement and monetary fines. UDF and the Individuals neither admit nor deny the allegations of the complaint, and none of UDF’s executives will be limited from continuing to manage UDF’s business.

“We believe that it was time to put this matter behind us and that this settlement is in the best interests of UDF and its investors,” said Hollis Greenlaw, CEO of UDF IV. UDF IV had already undergone an independent investigation conducted by the law firm Thompson & Knight LLP with the assistance of independent forensic accountants from a global accounting firm, and certain of their findings were publicly disclosed in a press release dated May 17, 2016. The press release can be found at http://www.udfonline.com/independent-investigation-united-development-funding-iv-finds-no-evidence-fraud.

The settlement will allow the Companies to avoid the time, expense and distraction of a potential dispute with the SEC, which will enable UDF to focus on returning value to its investors. Furthermore, UDF believes their business was injured by Kyle Bass and Hayman Capital, and it intends to pursue that litigation with all the more vigor now that this SEC matter is resolved.

About United Development Funding III, L.P.

United Development Funding III, L.P. (“UDF III”) is a public, non-traded limited partnership. UDF III was formed primarily to offer financing solutions to homebuilders and developers for land acquisition and development. Additional information about UDF III can be found on its website at www.udfonline.com.

About United Development Funding IV

United Development Funding IV (“UDF IV”) is a public Maryland real estate investment trust. UDF IV was formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. Additional information about UDF IV can be found on its website at www.udfiv.com. UDF IV may disseminate important information regarding its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to business prospects, outcome of litigation and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. These forward-looking statements are based on management’s current intentions, beliefs, expectations and assumptions and on information currently available to management that are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in these forward-looking statements. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. Investors should read the cautionary statements set forth in our periodic filings with the U.S. Securities and Exchange Commission.

Investor Contact:	Media Contact:
Investor Relations	Jeff Eller
1-800-859-9338	469-916-4883
investorrelations@udfiv.com	mediarelations@udfiv.com